Destiny Media Technologies Provides Executive Officer and Director Update

Vancouver, BC, June 28, 2017, Destiny Media Technologies Inc. (“Destiny”) (TSXV: DSY) (OTCQB: DSNY) reports that the Board of Directors has appointed Fred Vandenberg to the role of President and Chief Executive Officer to replace Mr. Steve Vestergaard.

Mr. Vandenberg is currently Destiny’s Chief Financial Officer and will remain in that role on a temporary basis.

The Company also announces that Hyonmyong (“Hoch”) Cho has replaced Mr. Vestergaard as Chairman of the Board of Directors.

About Destiny Media Technologies, Inc.

Destiny Media Technologies (“Destiny”) provides services that enable content owners to securely display and distribute their audio and video content digitally through the internet. Destiny owns and operates two businesses, Play MPE® and Clipstream®. Play MPE (www.plaympe.com) provides a standardized method to securely and cost effectively distribute pre-release music to radio stations and other music industry professionals for promotional purposes. Clipstream (www.clipstream.com) is a video format that plays on any modern smart phone, tablet, internet, TV, or computer.

HYONMYONG CHO
Chairman, Board of Directors, Destiny Media Technologies, Inc.